Exhibit C

Item 13(b) EX-99.906CERT

I, Frank Waterhouse, Treasurer, Principal Accounting Officer and Principal Financial Officer of NexPoint Credit Strategies Fund (the

"Registrant"), certify that:

1.The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the

Securities Exchange Act of 1934, as amended; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: /s/ Frank Waterhouse

Frank Waterhouse

Treasurer, Principal Accounting Officer

and Principal Financial Officer

Date: April 10, 2020